Exhibit 99.1

Cimarex Reports Fourth-Quarter Earnings of $0.38 Per Share

DENVER - Cimarex Energy Co. (NYSE:  XEC) today reported that fourth-quarter 2002 net income rose to $15.8 million, or $0.38 per diluted share, from $4.5 million, or $0.17 per share, in the fourth quarter of 2001.

Primary contributors to the 124 percent increase in earnings per share were higher natural gas and crude oil prices and a 45 percent boost in production volumes stemming from the September 30, 2002 merger with Key Production Company, Inc. (Key).

For the full year 2002, net income totaled $39.8 million, or $1.31 per diluted share, up from net income of $12.2 million, or $0.46 per share, for the twelve-months ended December 31, 2001.

On September 30, 2002, Cimarex was spun-off from Tulsa-based Helmerich & Payne, Inc. and became a stand-alone company.  Also on that date, pursuant to a merger agreement, Cimarex acquired 100 percent of the outstanding common stock of Denver-based Key.  The acquisition of Key by Cimarex has been accounted for using the purchase method of accounting effective September 30, 2002.  As such, the fourth quarter of 2002 is the initial period in which the results of operations include combined company activity.

Fourth-quarter 2002 combined gas and oil production volumes averaged 180 million cubic feet equivalent (MMcfe) per day, up from 124 MMcfe per day during the fourth quarter of 2001.  Natural gas production was 141.4 MMcf per day, compared to 110.6 MMcf per day during the prior year’s quarter.  Oil production was 6,563 barrels per day versus 2,236 barrels per day during the fourth quarter 2001.

Fourth-quarter 2002 gas prices increased to an average of $3.60 per thousand cubic feet (Mcf) from $2.05 per Mcf during the same three months of 2001.  Oil was sold at an average price of $25.43 per barrel versus $19.97 per barrel a year earlier.

Full-year 2002 production volumes averaged 132 MMcfe per day versus 128 MMcfe per day in 2001.  Natural gas production was 113.2 MMcf per day, compared to 114.7 MMcf per day during 2001.  Oil production was 3,209 barrels per day versus 2,175 barrels per day in 2001.

Even with the substantial increase in gas prices during the latter part of the year, the weighted-average price received for all of 2002 of $2.91 per Mcf was much lower than the average selling price in 2001 of $3.90 per Mcf.  In contrast, oil prices averaged $24.91 per barrel in both years.

Operating cash flow in the fourth quarter of 2002 was $45.6 million, or $1.11 per diluted share, up from $16 million, or $0.60 per share, during the same three months of 2001.  For all of 2002, operating cash flow totaled $110.7 million, or $3.65 per share.  In 2001, operating cash flow was $124.9 million, or $4.70 per share.  Operating cash flow is a non-GAAP measure that consists of net cash provided by operating activities adjusted for changes in operating assets and liabilities.

At December 31, 2002, debt totaled $32 million, or 6.7 percent of book capitalization.  Since then, debt has been reduced to $20 million.

Year-end 2002 proved reserves increased 67 percent to 409 billion cubic feet (Bcf) equivalent, comprised of 319 Bcf of gas and 15 million barrels of oil.  Of total proved reserves, 99.6 percent were classified as proved developed.  The all-in cost of reserves added during 2002 was $1.74 per Mcf equivalent, including $1.90 per Mcf equivalent associated with the 150 Bcf equivalent of proved reserves added with the merger of Key.

The estimated present value of the future net cash flow before income taxes from year-end 2002 proved reserves, calculated under guidelines established by the Securities and Exchange Commission and using a 10 percent discount rate, is $741.2 million.  For purposes of this calculation, Cimarex’s average gas price was $4.22 per Mcf and its oil price realization was $28.56 per barrel.  The standardized measure of discounted cash flows after income taxes was $533.9 million.

Capital investment plans for 2003 contemplate exploration and development expenditures of $150 million, including $90 million for the Mid-Continent region and $40-45 in the Gulf Coast area.  Capital investment plans may be modified during the year due to market conditions and other variables.  In 2002, combined exploration and development costs incurred by Cimarex and Key (prior to its merger with Cimarex) approximated $110 million.

Projected growth in 2003 production will be highly dependent on the amount and success of the company’s capital investments, including the outcome of wells that have not yet been drilled.  The production and sale of oil and gas also involves many other complex factors that are subject to numerous uncertainties, including reservoir risk, mechanical failure, market conditions, transportation issues, human error, and weather.  Nonetheless, management currently assumes that aggregate gas and oil production will range between 180-190 MMcfe per day during 2003.

On September 30, 2002, the newly formed Cimarex Board of Directors voted to change the fiscal year of Cimarex from September 30 to December 31.  A transition report was filed with the Securities and Exchange Commission (SEC) on November 14, 2002 on Form 10-Q as of and for the quarter ended December 31, 2001.  Results of operations for the twelve months ended December 31, 2001 are unaudited and have been prepared by adding together results of operations for the nine-months ended September 30, 2001 and the quarter ended December 31, 2001.  Tables containing quarterly statements of income for each of calendar years 2001 and 2002 have been included in this news release.

PROVED RESERVES:	Oil, Condensate and NGLs (MBbls)	Gas (MMcf)	Total (MMcfe)

December 31, 2001	5,304	212,326	244,150
Revisions of previous estimates	1,094	31,153	37,719
Extensions and discoveries	643	21,064	24,922
Production	(1,171)	(41,300)	(48,326)
Purchases	9,155	95,388	150,318
Sales	—	(4)	(4)

December 31, 2002	15,025	318,627	408,779

Proved Developed - December 31, 2002	14,765	318,452	407,044

PROVED RESERVES BY REGION:	Oil, Condensate and NGLs (MBbls)	Gas (MMcf)	Total (MMcfe)

Mid-Continent	3,666	159,845	181,841
Kansas	2,454	77,765	92,491
Permian Basin	3,375	38,247	58,494
Gulf Coast	1,793	26,507	37,268
Western	3,737	16,263	38,685

	15,025	318,627	408,779

CAPITALIZED COSTS INCURRED

For the Twelve Months Ended December 31, 2002

(in thousands)

Acquisitions of properties:
Proved	$286,041
Unproved -
Key	12,142
Other	3,867
Exploration and Development	67,494
Total Costs Incurred	$369,544

Conference call and web cast

The fourth quarter earnings conference call has been scheduled for 11 a.m. Mountain Time (1 p.m. Eastern), Thursday, February 20, 2003.  Interested parties in the U.S. and Canada may access the call by dialing (800) 881-5262 and requesting the Cimarex Energy Co. teleconference.  For other international callers, the number is (706) 645-9769.  In addition, a listen-only web cast of the call will be provided at www.cimarex.com.  If you are unable to participate in the live broadcast of the call, a replay will be available by dialing (800) 642-1687 and entering conference code 7933256.  For those outside the U.S. or Canada, please dial (706) 645-9291 to access the replay.  You may also access the replay via the Cimarex website.

Cimarex Energy Co. is an independent natural gas and crude oil exploration and production company with operations focused in Mid-Continent and Gulf Coast regions of the U.S.

This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Any such projections or statements reflect the Company’s current view with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected.  A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

PRICE AND PRODUCTION DATA

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2002	2001	2002	2001

Gas Production:
Total production - Mcf	12,913,384	10,173,768	41,299,762	41,850,435
Gas volume - Mcf per day	140,363	110,584	113,150	114,659
Gas price - per Mcf	$3.60	$2.05	$2.91	$3.90

Oil Production (including NGL):
Total production - Bbl	603,830	205,696	1,171,104	793,831
Oil volume - Bbls per day	6,563	2,236	3,209	2,175
Oil price - per Bbl	$25.43	$19.97	$24.91	$24.91

INCOME STATEMENTS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2002	2001	2002	2001
	(In thousands, except per share data)

Revenues:
Natural gas sales	$46,515	$20,864	$120,210	$163,291
Oil sales	15,356	4,107	29,172	19,775
Gas marketing, net	396	1,661	2,678	3,516
Other	(123)	84	(5)	387
	62,144	26,716	152,055	186,969
Expenses:
Depreciation, depletion and amortization	21,086	8,983	49,231	49,205
Reduction to carrying value of gas and oil properties	—	—	—	78,082
Production	7,756	4,197	19,427	14,650
Taxes other than income	4,794	2,559	13,154	17,330
General and administrative	3,700	3,626	8,568	11,316
Stock compensation	125	—	125	—
Financing costs:
Interest expense	550	141	620	(1,475)
Capitalized interest	(206)	—	(206)	—
Interest income	(49)	(43)	(243)	(186)
	37,756	19,463	90,676	168,922
Income before income tax expense	24,388	7,253	61,379	18,047

Income tax expense	8,601	2,774	21,560	5,897

Net income	$15,787	$4,479	$39,819	$12,150

Earnings per share:
Basic	40,908	26,591	30,239	26,591
Diluted	41,217	26,591	30,317	26,591
Weighted average shares outstanding:
Basic	$0.39	$0.17	$1.32	$0.46
Diluted	$0.38	$0.17	$1.31	$0.46

CASH FLOW STATEMENTS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2002	2001	2002	2001
	(In thousands)

Cash flows from operating activities:
Net income	$15,787	$4,479	$39,819	$11,150
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	21,086	8,972	49,231	49,205
Reduction to carrying value of oil and gas properties	—	—	—	78,082
Deferred income taxes	8,499	2,805	21,428	(13,209)
Amortization of unearned compensation	125	—	125	—
Other	80	(241)	58	(286)
	45,577	16,015	110,661	124,942
Changes in operating assets and liabilities, net of effects of the acquisition of Key Production Company, Inc.:
(Increase) decrease in accounts receivable	(13,516)	7,387	(15,996)	26,385
(Increase) decrease in inventories	571	145	1,770	(446)
(Increase) decrease in other assets	(2,260)	—	(934)	4,607
Increase (decrease) in accounts and revenue payable	12,310	(16,656)	17,010	(15,740)
Decrease in accrued liabilities	(10,265)	(3,319)	(8,321)	(7,954)
Increase in other liabilities	409	32	265	114

Net cash provided by operating activities	32,826	3,604	104,455	131,908

Cash flows from investing activities:
Oil and gas expenditures	(19,495)	(14,667)	(65,413)	(88,962)
Cash cost of acquisition	(179)	—	(5,079)	—
Acquisition of oil and gas properties	(1,045)	—	(1,045)	—
Cash received in connection with acquisition of Key Production Company, Inc.	—	—	2,135	—
Proceeds from sale of assets	313	681	313	55
Other capital expenditures	(4,687)	(345)	(5,589)	(562)

Net cash used by investing activities	(25,093)	(14,331)	(74,678)	(89,469)

Cash flows from financing activities:
Payments on long-term debt, net	(4,000)	—	(4,000)	—
Net distributions from (contributions to) Helmerich & Payne, Inc.	—	4,808	—	(48,358)
Change in amount due (to) from Helmerich & Payne, Inc.	819	13,089	(13,089)	13,089
Proceeds from issuance of common stock	403	—	403	—

Net cash used by financing activities	(2,778)	17,897	(16,686)	(35,269)

Net increase in cash and cash equivalents	4,955	7,170	13,091	7,170

Cash and cash equivalents at beginning of year	15,306	—	7,170	—

Cash and cash equivalents at end of period	$20,261	$7,170	$20,261	$7,170

BALANCE SHEETS

	As of December 31,
	2002	2001
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$20,261	$7,170
Accounts receivable, net	58,276	23,096
Inventories	3,986	4,840
Deferred income taxes	2,073	870
Other current assets	2,949	1,446
	87,545	37,422
Property and equipment, under the full cost method:
Proved properties	1,172,488	801,248
Unproved properties and properties under development, not being amortized	23,941	26,829
	1,196,429	828,077
Less – accumulated depreciation, depletion and amortization	(665,711)	(617,676)
	530,718	210,401
Fixed assets, net	6,849	3,904

Non-amortizable goodwill	45,836	—

Other assets, net	3,338	239
	$674,286	$251,966
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,339	$8,791
Due to Helmerich & Payne, Inc.	—	13,089
Accrued liabilities	45,914	16,201
	68,253	38,081
Long-term debt	32,000	—

Deferred income taxes	127,023	37,286

Other liabilities	2,130	1,517

Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 41,410,308 and 26,591,321 shares issued, respectively	414	266
Paid-in capital	243,420	—
Unearned compensation	(10,814)	—
Retained earnings	211,860	174,816
	444,880	175,082
	$674,286	$251,966

SUPPLEMENTAL QUARTERLY INCOME STATEMENTS - 2002

	For the Three Months Ended
	03/31/02	06/30/02	09/30/02	12/31/02
	(in thousands, except as noted)
Revenues:
Natural gas sales	$19,277	$27,792	$26,626	$46,515
Oil sales	3,961	4,985	4,870	15,356
Gas marketing, net	1,275	124	883	396
Other	(145)	173	90	(123)
	24,368	33,074	32,469	62,144

Expenses:
Depreciation, depletion and amortization	8,697	9,290	10,158	21,086
Production	4,282	3,374	4,015	7,756
Taxes other than income	2,364	3,263	2,733	4,794
General and administrative	2,084	1,085	1,699	3,700
Stock compensation	—	—	—	125
Financing costs:
Interest expense	168	(86)	(12)	550
Capitalized interest	—	—	—	(206)
Interest income	(89)	(27)	(78)	(49)
	17,506	16,899	18,515	37,756

Income before income tax expense	6,862	16,175	13,954	24,388
Income tax expense	2,604	6,331	4,024	8,601

Net income	$4,258	$9,844	$9,930	$15,787

Earnings per share:
Basic	$0.16	$0.37	$0.37	$0.39
Diluted	$0.16	$0.37	$0.37	$0.38

Weighted average common shares outstanding:
Basic	26,591	26,591	26,745	40,908
Diluted	26,591	26,591	26,749	41,217

Daily gas volume (Mcf)	105,856	104,187	101,939	140,363
Total quarterly gas volume (Mcf)	9,527,036	9,480,981	9,378,361	12,913,384
Gas price	$2.02	$2.93	$2.84	$3.60

Daily oil volume (Bbls)	2,019	2,060	2,154	6,563
Total quarterly oil volume (Bbls)	181,667	187,428	198,179	603,830
Oil price	$21.80	$26.60	$24.57	$25.43

SUPPLEMENTAL QUARTERLY INCOME STATEMENTS - 2001

	For the Three Months Ended
	03/31/01	06/30/01	09/30/01	12/31/01
	(in thousands, except as noted)
Revenues:
Natural gas sales	$68,988	$46,529	$26,910	$20,864
Oil sales	5,527	5,355	4,786	4,107
Gas marketing, net	397	674	784	1,661
Other	(112)	297	118	84
	74,800	52,855	32,598	26,716

Expenses:
Depreciation, depletion and amortization	11,405	14,468	14,349	8,983
Reduction to carrying value of oil and gas properties	—	—	78,082	—
Production	3,003	3,802	3,648	4,197
Taxes other than income	6,397	4,655	3,719	2,559
General and administrative	3,097	2,028	2,565	3,626
Financing costs:
Interest expense	(447)	(1,931)	762	141
Capitalized interest	—	—	—	—
Interest income	(75)	(42)	(26)	(43)
	23,380	22,980	103,099	19,463

Income (loss) before income tax expense	51,420	29,875	(70,501)	7,253
Income tax expense (benefit)	18,944	11,044	(26,865)	2,774

Net income (loss)	$32,476	$18,831	$(43,636)	$4,479

Earnings per share:
Basic	$1.22	$0.71	$(1.64)	$0.17
Diluted	$1.22	$0.71	$(1.64)	$0.17

Weighted average common shares outstanding:
Basic	26,591	26,591	26,591	26,591
Diluted	26,591	26,591	26,591	26,591

Daily gas volume (Mcf)	118,483	119,330	110,371	110,584
Total quarterly gas volume (Mcf)	10,663,503	10,859,030	10,154,134	10,173,768
Gas price	$6.47	$4.28	$2.65	$2.05

Daily oil volume (Bbls)	2,183	2,252	2,029	2,236
Total quarterly oil volume (Bbls)	196,506	204,923	186,706	205,696
Oil price	$28.13	$26.13	$25.63	$19.97